UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K
___________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): April 17, 2013

DYNAMIC APPLICATIONS CORP.
(Exact Name of Registrant as Specified in its Charter)

Commission File No.: 0-54856

Delaware	98-0573566
(State of Incorporation)	(I.R.S. Employer Identification No.)

14 Menachem Begin Street, Ramat Gan, Israel	52700
(Address of Registrant's Office)	(ZIP Code)

Registrant's Telephone Number, including area code: 972-3-7523922

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

A.    On March 7, 2013, Dynamic Applications Corp., a Delaware corporation (the "Company"), reported in its Form 8-K that it had entered into a material definitive agreement (the "Development/Manufacturing/Marketing Agreement" or "Agreement"), with GUMI Tel Aviv Ltd. ("GUMI"), a large privately-held an Israeli corporation. Pursuant to the terms of the five (5) year Agreement, GUMI has agreed, at its own cost and expense, to: (i) complete the development of the prototype for the Company's patented, electromagnetic percussion device (the "Patented Device"); (ii) manufacture the commercial application of the Patented Device ("Commercial Device"); and (iii) market the Commercial Device.

On April 17, 2013, the Company entered into a Modification Agreement, pursuant to which the above referenced distribution agreement with GUMI was modified and amended as follows: (i) GUMI engaged the services of Mr. Ygal Chapo, a Tel Aviv university trained mechanical engineer, to lead GUMI's design and engineering team developing a working prototype of the Company's patented electromagnetic percussion device ("Patented Device") and commercial models of the Patented Device; (ii) the Company agreed to contribute $10,000 to the compensation GUMI is paying its newly designated mechanical engineer; and (iii) the revenue sharing arrangement between GUMI and the Company was changed to 60% to GUMI and 40% to the Company from 65% to GUMI and 35% to the Company.

B.    On April 17, 2013, the Company entered into an agreement with Sensoil Ltd, an Israeli company, with an address at 27 Maskit St., Hertzliya 46733 Israel ("Sensoil") that is engaged in the design, development, manufacture, installation and service of their Vaduze Monitoring Systems (VMS), a system designed to detect and monitor soil contamination, floods, breaching of dams and Heap Leaching processes. Pursuant to the agreement (the "Representative Agreement"), the Company has been designated as Sensoil's sales representative, on a non-exclusive basis, for the United States. The Representative Agreement is for an initial term of one year with automatic renewal terms of one year each. The Company will receive a commission equal to 25% of the first $5 million in sales revenues and 20% of sales revenues in excess of 45 million generated by the Company for Sensoil's products and services in the United States.

The Representative Agreement with Sensoil Ltd is part of our plan to seek to enhance our revenue stream by entering into joint ventures or other business arrangements with third parties engaged in technology development, based upon our belief that there are many opportunities for us to develop relationships with technology companies in Israel that can generate revenues in the united States and elsewhere.

Item 9.01 Financial Statements and Exhibits

(a) The following documents are filed as exhibits to this report on Form 8-K or incorporated by reference herein. Any document incorporated by reference is identified by a parenthetical reference to the SEC filing that included such document.

Exhibit No.	Description
10.3(a)	Modification Agreement between the Company and GUMI Tel Aviv Ltd., dated April 17, 2013, filed herewith.
10.4	Representative Agreement between the Company and Sensoil Ltd, dated April 17, 2013, filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
DYNAMIC APPLICATIONS CORP.

By:	/s/ Eli Gonen
Name:	Eli Gonen
Title:	CEO

Date: April 22, 2013